UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): May 2, 2007 (April 26, 2007)


                                 Gene Logic Inc.
               (Exact Name of Registrant as Specified in Charter)


        Delaware                        0-23317                 06-1411336
(State or other jurisdiction    (Commission File Number)       (IRS Employer
    of incorporation)                                        Identification No.)


        50 West Watkins Mill Road, Gaithersburg, Maryland             20878
            (Address of principal executive office)                 (Zip Code)


       Registrant's telephone number, including area code: (301) 987-1700

                                       N/A
          (Former name or former address, if changed since last report)

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Item 5.02       Departure of Directors or Principal Officers; Election of
                Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1. Effective April 26, 2007, Gene Logic Inc. ("Company") terminated the employment agreement of its former CEO, Mark D. Gessler. Mr. Gessler will receive severance in accordance with the terms of his agreement and will otherwise begin to receive the same compensation as the other non-employee Directors of the Company while he continues to serve as a Director. As a Director, he will receive compensation consisting of an annual retainer of $25,000 payable in quarterly installments, a fee of $1,500 per Board meeting attended, whether in person or by telephone, and reimbursement for his expenses incurred in connection with Board meeting attendance.

He will also participate in the 1997 Non-Employee Directors' Stock Option Plan, pursuant to which he will be eligible to receive annual grants of options, all in accordance with the terms described under "Executive Compensation -- Directors' Compensation - Equity Compensation" in the Proxy Statement for the 2007 Annual Meeting of Stockholders.

2. On April 26, 2007, the Board approved an amendment to its Employment Agreement dated as of February 28, 2005 with V.W. Brinkerhoff, III (the "Revised Employment Agreement"). Under the terms of the Amendment, which is dated as of February 23, 2007, the Company changed Mr. Brinkerhoff's title and duties to Senior Vice President - Administration reporting to the Chief Executive Officer. The amendment also fixed the cash incentive bonus earned by the Executive for 2006 at $100,000 and fixed the Executive's salary and cash incentive compensation target for 2007 at $250,000 and 40% of salary respectively. If the Executive's employment is terminated by the Company without cause prior to December 31, 2007, the Executive will be eligible for a pro-rated portion (equal to the percentage of the year that the Executive was employed by the Company) of the cash incentive compensation as determined after 2007 year end based on the Company's achievement of the targets in the applicable plan. Upon termination of employment, the Executive will be entitled to reimbursement or direct payment for up to 12 months after termination of a portion of his health insurance costs if he elects and is eligible to continue his health insurance under COBRA. In addition, in consideration for agreeing to remain employed with the Company instead of having his employment terminate on or before March 31, 2007 as previously agreed, and foregoing certain payments otherwise due to the Executive upon termination under the Company's Executive Severance Plan, or upon termination of his employment by the Company without cause, the Executive was paid $250,000.

3. On April 26, 2007, the Board of Directors of the Company, upon the recommendation of the Board's Compensation Committee (the "Committee"), adopted the Gene Logic 2007 Incentive Compensation Plan. Under the Plan, the Company's executive officers (other than the Chief Financial Officer and the Senior Vice President Genomics, who have other retention arrangements that have been previously reported) and other participating employees of the Company's Drug Repositioning Division ("DR Division") and in corporate/shared services ("Shared Services Division") will be eligible to earn incentive compensation based on a combination of both achievement of the relevant division targets for 2007 and individual performance during 2007. A summary of the material terms of the incentive compensation plan are as follows:

        Under the plan, each participant is eligible to receive a cash incentive compensation payment based on a pre-established target percentage of the participant's salary. To determine the actual amount payable, the percentage of salary is then adjusted based on (a) the achievement by the participant's division of its assigned targets and (b) the participant's individual performance as determined by management.

        The plan establishes several targets for each division and assigns to each target a percentage such that the combined percentages for all divisional targets equal 100%. One of the targets for each division permits an additional payment for over-achievement, but the payment for overachievement is capped, so that the aggregate of all targets for the DR Division cannot exceed 110% and the Shared Services Division cannot exceed 105%, assuming maximum achievement (or as to one target, maximum overachievement) of all targets.

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        As of the end of 2007, the Company will establish an incentive pool for each division by contributing to that pool the applicable target percentage of salary for each participant in the division, adjusted for actual divisional performance in 2007. Management will evaluate the performance of each participant in each division and adjust the actual amount payable from the pool to each participant up or down based on individual performance, provided that the aggregate of the payments to all participants in a division will not exceed the amount in the divisional pool.

        For each division, performance targets for 2007 have been established by the Board of Directors. Performance targets for the DR division are based on achievement of certain marketing and research and development goals, as well as a maximum negative divisional EBITDA (i.e. earnings before interest, taxes, depreciation and amortization) target. Performance targets for the Shared Services division are based on achievement of the same marketing and research and development goals as those for the DR Division, as well as a maximum negative EBITDA target for the Company and a target based on one or more appropriate strategic transactions for the Genomics Division. The Board of Directors must approve whether certain of the relevant targets have been achieved.

        The Chief Executive Officer's (the "CEO") target incentive compensation assuming 100% achievement of relevant targets is 40% of his base salary. The other participating executive officers' target incentive compensation assuming 100% achievement of relevant targets is between 30-40% of their respective base salaries.

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

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GENE LOGIC INC.

Date: May 2, 2007                       By: /s/ Philip L. Rohrer Jr.
                                            ------------------------
                                            Philip L. Rohrer Jr.
                                            Chief Financial Officer


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